UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549

                             FORM 8-K

                          CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of Earliest Event Reported): June 18, 1999



  Commission Registrant; State of
  File 		    Incorporation;                    IRS Employer
  Number     Address; and Telephone Number     Identification Number
  -------    -----------------------------     ---------------------

  1-13739   UNISOURCE ENERGY CORPORATION       86-0786732
            (An Arizona Corporation)
            220 West Sixth Street
            Tucson, AZ  85701
            (520) 571-4000

  1-5924    TUCSON ELECTRIC POWER COMPANY      86-0062700
            (An Arizona Corporation)
            220 West Sixth Street
            Tucson, AZ  85701
            (520) 571-4000

Item 5.  Other Events
---------------------

  NEW ENERGY VENTURES, INC. SALE
  ------------------------------

  On June 18, 1999, UniSource Energy Corporation ("UniSource Energy") announced that its wholly-owned subsidiary, MEH Corporation ("MEH"), and New Energy Holdings, L.L.C. ("NEH") entered into an agreement to sell New Energy Ventures, Inc. ("NEV") to AES Corporation ("AES"). MEH and NEH each currently own 50% of NEV. NEH is owned by the senior management of NEV.

   Under the terms of the sale, which is expected to close in the third quarter of 1999, MEH will receive $50 million as follows
(all values are approximate):

     -- $27.2 million in AES common stock at closing. The number and total value of shares received at closing is subject to adjustment depending on the price of AES stock on the New York Stock Exchange. AES has agreed to register the stock shortly after closing.

     -- Promissory notes issued by NEV totaling $22.8 million. The notes will be secured, bear interest at 9.5%, and $11.4 million of principal is due 12 months after closing and the remaining $11.4 million is due 24 months after closing.

  As  part  of  the agreement, AES will repay a $10 million  loan
NEV obtained from an unrelated party that was guaranteed by UniSource Energy. Also, UniSource Energy has been the guarantor of performance bonds and other guarantees that secure amounts NEV owes to utility distribution companies and energy suppliers in
connection with NEV's sales to retail electric customers.   These
credit commitments are secured and will remain in place for at least 120 days from June 18, 1999. The UniSource Energy credit commitments will be terminated as the guarantees expire or earlier as substitute guarantors are provided by NEV or AES. See Loans and Guarantees, Investing And Financing Activities in Management's Discussion and Analysis of Financial Condition and Results of
Operations in the Quarterly Report on Form 10-Q for the period ended March 31, 1999 for additional information.

  Prior to the closing, AES has agreed to extend up to $25 million in credit for the benefit of NEV. Amounts extended under that facility will be guaranteed by MEH and NEH until the closing, at which time the guarantees will terminate. AES will also provide, prior to closing, additional guarantees as needed to support NEV's business activities. If the transaction has not closed by December 31, 1999, NEV and/or UniSource Energy, or a third party will assume or replace these additional guarantees.

  The   sale  is  subject  to  approval  by  the  Federal  Energy
Regulatory  Commission  (FERC), clearance under  the  Hart-Scott-
Rodino Anti-trust Act, and various standard terms and conditions.

  UniSource  Energy  expects  to  recognize  a  pre-tax  gain  of approximately $30 million on the transaction over  the  next  two
years.   The  timing  of the recognition  of  the  gain  will  be
determined at closing.

   NEV, formed in 1995 and headquartered in Los Angeles, provides electricity and energy products and services to customers in deregulating energy markets. AES, based in Arlington, Virginia, is a global power company that owns, or has an interest in, power facilities in the United States and overseas.


  ACC COMMISSIONER APPOINTED
  --------------------------

   On June 21, 1999 the Governor appointed Mr. William A. Mundell to serve as a Commissioner on the Arizona Corporation Commission
(ACC). Mr. Mundell replaces Tony West who was removed as a Commissioner by the Arizona Supreme Court on June 9, 1999. Mr. Mundell will serve until the general election in 2000.


  ACC PROCEDURAL ORDER ON SETTLEMENT AGREEMENT
  --------------------------------------------

  On June 23, 1999 the ACC issued a Procedural Order that schedules the formal hearings and public meetings necessary for the ACC to approve Tucson Electric Power Company's (TEP) Settlement Agreement (Settlement). The ACC will consider, and ultimately decide, on approval of TEP's stranded cost recovery plan and unbundled tariffs, and competition for electric services in Arizona. The Settlement was previously filed as an exhibit to UniSource Energy's and TEP's Form 8-K filed June 21, 1999.

  A hearing for these items is scheduled for August 11, 1999 in Tucson, Arizona. The Order lists the following key dates:

  -- June 30, 1999 - filings of testimony and related documentation in support of TEP's proposed Settlement are due from TEP, Residential Utility Consumers Office (RUCO), Arizona Community Action Association (ACAA), and Arizonans for Electric Choice and Competition (AECC).

  -- July 7, 1999 - all motions to intervene are due.

  -- July 28, 1999 - discovery requests may be served to TEP, RUCO,
     AECC and ACAA regarding TEP's proposed Settlement. In addition, all Intevenors and Staff will file specific disagreements, testimony, and comments regarding TEP's proposed Settlement and a list of witnesses and subject areas to be covered at the August 11 hearing.

  -- August 6, 1999 - rebuttal testimony and list of witnesses and subject areas to be covered at the hearing are due from TEP, RUCO, AECC and ACAA.

  -- August 9, 1999 - Pre-hearing conference to be held on this date at 1:30 PM at the ACC's office in Phoenix, Arizona.

    	                       SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  UNISOURCE ENERGY CORPORATION
                                  ----------------------------
                                         (Registrant)


Date: June 25, 1999                   /s/Ira R. Adler
                                   ---------------------------
                                         Ira R. Adler

                                   Executive Vice President and
                                   Principal Financial Officer



                                TUCSON ELECTRIC POWER COMPANY
                                -----------------------------
                                         (Registrant)


Date: June 25, 1999                   /s/Ira R. Adler
                                   ---------------------------
                                         Ira R. Adler

                                   Executive Vice President and
                                   Principal Financial Officer